EXECUTION VERSION
LOCK-UP AGREEMENT
      This Lock-up Agreement (this "Agreement"), is dated as of July 9,
2010, and is made by and among the undersigned parties (each, a "Locked-Up Holder" and, collectively, the "Locked-Up Holders"), each solely in its capacity as a beneficial owner (as defined below) of certain shares of
6.25% Series A Cumulative Convertible Preferred Stock issued by Emmis Communications Corporation (the "Preferred Shares").
RECITALS
A.	On May 25, 2010, Emmis Communications Corporation ("Emmis")
executed an agreement and plan of merger (the "Merger Agreement"), that if consummated would result in Emmis being taken private by
Jeffrey H. Smulyan ("Smulyan"), Emmis' Chairman, Chief Executive
Officer and President. The Merger Agreement provides for a series of transactions, each conditioned upon the other, including, (a) the exchange of outstanding Preferred Shares for new 12% PIK Senior
Subordinated Notes due 2017 with a principal amount equal to 60% of the aggregate liquidation preference (excluding accrued and unpaid dividends) of the Preferred Shares (the "Exchange Offer"), (b) the
repurchase of shares of Class A Common Stock of Emmis for $2.40 per share (the "Share Repurchase") and (c) amendments to the terms of the Preferred Shares (such amendments or any other amendment or amendments that adversely affect the rights or preferences of the holders of Preferred Shares, whether or not proposed in connection with the Merger Agreement, the "Proposed Amendments" and
together with the Exchange Offer and the Share Repurchase, the
"Proposed Transactions").
B.	If the Proposed Transactions are completed, the Merger Agreement provides for the merger of JS Acquisition Inc. ("JS Acquisition"), an entity formed by Smulyan, into Emmis.  Emmis would be taken
private and each outstanding (a) Common Share (as defined below)
that is not owned by JS Acquisition and (b) Preferred Share (owned by anyone else other than Alden Global Capital or its affiliates
(collectively, "Alden")) will be converted into the right to receive cash from Emmis.
AGREEMENT
      NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Locked-Up Holders hereby agree as follows:
      1.	Agreement.  Solely in its capacity as a beneficial owner of
Preferred Shares, each Locked-Up Holder covenants and agrees that during the term of this Agreement, (a) it will vote or cause to be voted any and all of its Preferred Shares beneficially owned by it (whether beneficially owned by it on the date hereof or with respect to which beneficial ownership is acquired by it after the date hereof (such Preferred Shares with respect to which beneficial ownership is acquired after the date hereof, the "Future Preferred Shares")) against the Proposed Amendments unless the Requisite Locked-Up Holders (as defined below) shall have consented in writing to a vote in favor of the Proposed Amendments and (b) it will take all necessary action to achieve the foregoing. In furtherance of such agreement, a party may be appointed at the direction or consent of Locked-Up Holders party hereto beneficially owning two-thirds of the Subject Preferred Shares to act as the true and lawful attorney and agent in the Locked-Up Holders' respective name, place and stead, to vote as their proxy as a beneficial owner of Preferred Shares against the Proposed Amendments, and to act as fully as the Locked Up-Holders could do if personally present at such meeting or as agent for the Locked-Up Holders in connection with the submission of a proxy, and, in any such case, with indemnifications, as necessary or appropriate, and as may be agreed to by the Locked-Up Holders. The proxy and power of attorney granted by the Locked-Up Holder shall be irrevocable during the term of this Agreement, and shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy. Each Locked-Up Holder represents and warrants that it has not given any other proxy or power of attorney related to the Proposed Amendments that has not been revoked by an effective revocation thereof, and during the term of this Agreement, each Locked-Up Holder shall not without the prior written consent of the Requisite Locked-Up Holders grant any such proxy or power of attorney. In the event of a stock dividend or distribution, or any change in the Preferred Shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Preferred Shares" will be deemed to refer to and include all such stock dividends and distributions and any shares into which or for which any or all of the Preferred Shares may be changed or exchanged.
      2.	Sale/Acquisition.
	(a) For a period commencing with the date hereof until the earlier of the termination of this Agreement pursuant to Section 4 hereof and the consummation of Proposed Transactions previously consented to in writing by the Requisite Locked-Up Holders (which consent shall expressly refer to this
Section 2), each Locked-Up Holder hereby agrees not to sell, assign, transfer, hypothecate or otherwise dispose of, directly or indirectly, (i) any Preferred Shares or (ii) any option, interest in or right to acquire any Preferred Shares,in either case absent the written consent of the Requisite Locked-Up Holders and unless the transferee thereof agrees in writing to be bound by the terms of this Agreement by executing and delivering to all Locked Up Holders a joinder substantially in the form attached hereto as Annex A. In the event any Locked-Up Holder receives the written consent of the Requisite Locked-Up Holders to effect any of the transactions described in the foregoing clauses
(i) and (ii), it shall give written notice to all Locked-Up Holders no later than the first business day after giving effect to any such transaction. This Agreement shall in no way be construed to preclude the Locked-Up Holders from acquiring Future Preferred Shares or Common Shares or any interest therein; provided, that any Future Preferred Shares so acquired shall automatically be deemed to be subject to the terms and conditions of this Agreement for so long as this Agreement remains in effect; provided further, that a Locked-Up Holder shall give written notice to all Locked-Up Holders no later than the first business day after acquiring beneficial ownership of any such Future Preferred Shares or Common Shares.
	(b) Each Locked-Up Holder further agrees that, without the prior written consent of the Requisite Locked-Up Holders it shall not, and shall cause its affiliates and associates (each as defined in Rule 12b-2 under the Exchange Act) not to enter into any agreement, arrangement or understanding with any person for the purpose of holding, voting or disposing of any securities of Emmis, or derivative instruments with respect to securities of Emmis; provided, however, any Locked-Up Holder may, or may cause its affiliates and associates to enter into any agreement, arrangement or understanding with any person for the purpose of acquiring any securities of Emmis, or derivative instruments with respect to securities of Emmis. If a Locked-Up Holder shall enter into an agreement, arrangement or understanding to effect any of the foregoing, the Locked-Up Holder shall give written notice to all Locked-Up Holders no later than the first business day after entering into any such agreement, arrangement or understanding
      3.	Ownership and Authority; Additional Information.  Each
Locked-Up Holder shall deliver to Gibson Dunn & Crutcher LLP ("Gibson
Dunn"), a beneficial ownership certificate, substantially in the form attached hereto as Annex B (the "Ownership Certificate"), promptly upon any change
(by acquisition, sale or otherwise) of its beneficial ownership of Preferred Shares or Common Shares. In addition, each Locked-Up Holder agrees to promptly furnish to Gibson Dunn (a) any information necessary or appropriate for the making of any required or advisable public filing or amendment thereto and (b) any other information supplementing information contained in any publicly filed statement or amendment thereto as is necessary in order to make the statements contained in such publicly filed statement or amendment not misleading.
      4.	Conditions; Termination.
            (a)	This Agreement shall automatically terminate upon the
earlier of (i) September 30, 2010 and (ii) the written notice of the Requisite Locked-Up Holders of the termination of this Agreement; and
            (b)	In the event of termination of this Agreement pursuant
to this Section 4, the obligations of the Locked-Up Holders hereunder shall cease, and no party shall have any liability to any other party hereunder; provided, however, that no such termination shall relieve any party of liability for any willful and material breach of this Agreement prior to the effectiveness of such termination.
      5.	Representations and Warranties.  Each of the Locked-Up
Holders hereby represents and warrants as to itself, that the following statements are true, correct and complete, as of the date hereof:
            (a)	Lawful and Beneficial Ownership.  It is the lawful and
beneficial owner of the Emmis securities and swaps or other derivative transactions relating to Emmis securities set forth on the signature page hereto.
            (b)	Securities Laws.  Neither it nor its affiliates or
associates (i) is the beneficial owner of any securities of Emmis or is a party to any swaps or other derivative transactions relating to securities of Emmis, other than as described in the signature page hereto or (ii) has any agreement, arrangement or understanding with any person for the purpose of acquiring, holding, voting or disposing of any securities of Emmis.
            (c)	Power and Authority.  It has all requisite power and
authority to enter into this Agreement and to perform its respective obligations under this Agreement.
            (d)	Authorization.  The execution and delivery of this
Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.
      6.	Acknowledgement.   Each Locked-Up Holder agrees that it
shall be responsible for compliance with any obligations such Locked-Up
Holder may have pursuant to Section 13(d) or Section 16 of the Exchange
Act, if any, to the extent it may be deemed part of a "Group" within the meaning of Rule 13d-5(b) under the Exchange Act or otherwise relating to its beneficial ownership of securities of Emmis (including, without limitation, making all filings, if any, required to be made by it on Schedule 13D and
Forms 3, 4 and 5), it being agreed that no Locked-Up Holder shall be responsible for any such non-compliance by any other Locked-Up Holder other than itself.
      7.	Effectiveness.  This Agreement shall not become effective and binding on the parties hereto unless and until counterpart signature pages hereto shall have been executed and delivered by the parties hereto and it is executed by beneficial owners of at least one-third (1/3) of the aggregate outstanding Preferred Shares.
      8.	Miscellaneous.
            (a)	Additional Signatories.  Additional beneficial owners of
Preferred Shares, with the prior consent of the Requisite Locked-Up Holders, may join and be bound by all of the terms of this Agreement by executing and delivering to all Locked-Up Holders a joinder substantially in the form attached hereto as Annex A.
            (b)	Definitions.  As used in this Agreement, the following
terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
            (i)	"beneficially own" or "beneficial ownership" with
respect to any securities shall mean having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the
Securities Exchange Act of 1934, as amended (the "Exchange Act").
            (ii)	"Common Shares" shall mean shares of Emmis'
Class A, Class B or Class C Common Stock.
            (iii)	"Requisite Locked-Up Holders" shall mean
Locked-Up Holders party hereto beneficially owning more than one-
half of the Subject Preferred Shares.
            (iv)	"Subject Preferred Shares" shall mean the
Preferred Shares beneficially owned by the Locked-Up Holders on the date hereof and any Future Preferred Shares.
      9.	Amendments.  This Agreement may not be modified or
amended except in a writing signed by Locked-Up Holders party hereto beneficially owning more than two-thirds of the Subject Preferred Shares; provided, however, the obligations of each party to this Agreement, including, without limitation, with respect to the term of this Agreement under Section 4(a) hereto, may not be materially increased without the consent of Locked-
Up Holders party hereto beneficially owning more than two-thirds of the
Subject Preferred Shares plus each adversely affected party.
      10.	Governing Law; Jurisdiction.  This Agreement shall be
construed in accordance with, and this Agreement shall be governed by, the laws of the State of New York, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Locked-Up Holders hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment in any such action, suit or proceeding, may be brought in any federal or state court of competent jurisdiction in the Borough of Manhattan of The City of New York.
      By execution and delivery of this Agreement, each Locked-Up Holder hereby irrevocably accepts and submits itself to the exclusive jurisdiction of any such court, generally and unconditionally, with respect to any such action, suit or proceeding and hereby waives any defense of forum non conveniens or based upon venue if such action, suit or proceeding is brought in accordance with this provision.
      11.	Headings.  The headings of the Sections, paragraphs and
subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.
      12.	Limitation on Assignment; Successors and Permitted Assigns.
None of the parties hereto may assign any of its respective rights or obligations under this Agreement. This Agreement is intended to bind and inure to the benefit of the parties and their respective successors, heirs, executors, administrators and representatives.
      13.	Notice.  Any notices or other communications to one or more
Locked-Up Holders required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, at the names and addresses on the applicable signature page or pages hereto, with a copy to, Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New
York  10166-0193, Attn:  Michael Rosenthal, Esq.  Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; on the date actually received if sent by registered or certified mail, postage prepaid; and when receipt is acknowledged, if telecopied.
      14.	No Agency or Advisory Relationship.  Except as expressly
provided herein, each Locked-Up Holder is acting independently of the others with respect to its investment in securities of Emmis and no Locked-Up
Holder has the authority to represent or bind any other Locked-Up Holder.
Each Locked-Up Holder (either itself or together with its investment manager) is a sophisticated financial investor that has conducted and will continue to conduct its own investigation into the affairs of Emmis as it may deem necessary for the purposes of its own investment, and no Locked-Up Holder is providing any other Locked-Up Holder with investment, tax, legal or other advice. No Locked-Up Holder is a fiduciary of any other Locked-Up Holder.
      15.	Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. Faxed or pdf signatures shall be valid and binding for all purposes.
      16.	Coordination of Public Statements.  Each Locked-Up Holder
agrees that it shall, and shall cause its affiliates to, consult with the other Locked-Up Holders prior to making any public announcement concerning
Emmis and/or its investment in Emmis and, where the Requisite Locked-Up
Holders object to all or any part of a public announcement, not make such public announcement except to the extent it is believed in good faith, based on the advice of counsel, to be required by applicable law or regulation.
      17.	Expenses.  Locked-Up Holders party hereto beneficially
owning more than two-thirds of the Subject Preferred Shares may from time to time agree in writing that certain expenses to be incurred in connection with their respective investments in the Preferred Stock shall be "Joint Expenses" for purposes of this Section 17. Unless otherwise agreed, any Joint Expenses will be for the ratable account of the Locked-Up Holders in accordance with the percentage of the Preferred Shares beneficially owned by them as of the date of the designation of such expenses as Joint Expenses (disregarding, for this purpose, any shares held by another Locked-Up Holder that may be deemed to be beneficially owned solely by virtue of the Locked-Up Holders being deemed a "group" within the meaning of Rule 13d-5(b) under the
Exchange Act).  Amounts incurred by a Locked-Up Holder with respect to
Joint Expenses in excess of its ratable share will be reimbursed by the other Locked-Up Holders on demand upon presentation of appropriate supporting documentation. Other than Joint Expenses, each Locked-Up Holder shall bear its own costs and expenses in connection with this Agreement and its investment in Emmis.
      18.	Liability.  No Locked-Up Holder nor any of its affiliates, or any of their respective partners, members, employees, counsel, agents or representatives shall be liable to any other Locked-Up Holder or its affiliates, in each case for any loss, liability, damage or expense arising out of or in connection with this Agreement or any Schedule 13D, or amendment thereto, filed by any Locked-Up Holder or its affiliates, or the actions or transactions contemplated hereby or thereby, except to the extent such loss, liability, damage or expense is caused by such party's actual and material breach of the express provisions of this Agreement, gross negligence, fraud, bad faith or willful misconduct.
      19.	No Third Party Beneficiaries.  Unless expressly stated herein, this Agreement shall be solely for the benefit of the parties hereto and no other person or entity.
      20.	Specific Performance.  It is understood and agreed by each of the parties hereto that money damages would not be a sufficient remedy for any breach of this Agreement by any party and each non-breaching party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.
      21.	Further Acknowledgement.  The parties to this Agreement
agree and acknowledge that certain Locked-Up Holders are executing this Agreement as investment advisors for, and on behalf of, certain investment funds identified on such Locked-Up Holders' signature pages.
Notwithstanding the foregoing, by executing this Agreement, each such Locked-Up Holder executing this Agreement in such capacity further represents and warrants to the other Locked-Up Holders that (i) it has the requisite power and authority to agree to all of the matters set forth in this Agreement with respect to the Emmis securities such Locked-Up Holder beneficially owns (including those set forth on its signature page), (ii) it has the full authority on behalf of all such funds to vote, transfer and hold all the Emmis securities such Locked-Up Holder beneficially owns, and (iii) it has all requisite power and authority to enter into this Agreement and to perform its respective obligations under, this Agreement, on behalf of each such fund.

* * * * *
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IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

LOCKED-UP HOLDER

DJD GROUP


By:	/s/ Don DeFosset
	Name: Don DeFosset
	Title:  General Partner

Address: 3203 Bayshore Blvd
#19P
City/State/Zip: Tampa, FL 33629
Country: USA

Telecopy: 813 902 9408

Preferred Shares Beneficially
Owned by Such Locked-Up
Holder: 101,210
Common  Shares Beneficially
Owned by Such Locked-Up
Holder: 0



LOCKED-UP HOLDER

DOUBLE DIAMOND
PARTNERS

By:	/s/ Kevan A. Fight
	Name:  Kevan A. Fight
	Title:  General Partner

Address: 6787 Walter Waite Ct.
City/State/Zip:  Brecksville, OH
44141
Country: US

Telecopy:___________________
__________

Preferred Shares Beneficially
Owned by Such Locked-Up
Holder: 51,000
Common  Shares Beneficially
Owned by Such Locked-Up
Holder:




LOCKED-UP HOLDER

RADOFF FAMILY
FOUNDATION

By:	/s/ Bradley L. Radoff
	Name:  Bradley L. Radoff
	Title:  President

Address: 1177 West Loop South,
Suite 1625
City/State/Zip:  Houston, TX
77027
Country: United States

Telecopy: 832 202 0207
Preferred Shares Beneficially
Owned by Such Locked-Up
Holder: 10,000

Common  Shares Beneficially
Owned by Such Locked-Up
Holder: N/A


LOCKED-UP HOLDER

BRADLEY L. RADOFF


By:	/s/ Bradley L. Radoff
	Name:  Bradley L. Radoff
	Title:

Address: 1177 West Loop South,
Suite 1625
City/State/Zip:  Houston, TX
77027
Country: United States

Telecopy: 832 202 0207

Preferred Shares Beneficially
Owned by Such Locked-Up
Holder: 37,500
Common  Shares Beneficially
Owned by Such Locked-Up
Holder: N/A



LOCKED-UP HOLDER

R2 INVESTMENTS, LDC


By: Amalgamated Gadget, L.P,
its Investment 	Manager
By:  Scepter Holdings, Inc., its
General Partner

By:	/s/ Noel Nesser
	Name: Noel Nesser
	Title: CFO & Treasurer

Address: 301 Commerce Street
Suite 3200
City/State/Zip: Ft. Worth, TX
76102
Country: USA

Telecopy: 817 332 7463

Preferred Shares Beneficially
Owned by Such Locked-Up
Holder: 337,050
Common  Shares Beneficially
Owned by Such Locked-Up
Holder: zero


LOCKED-UP HOLDER

ZAZOVE AGGRESSIVE
GROWTH FUND, L.P.

By:  Zazove Associates LLC, its
General Partner

By:	/s/ Steven M. Kleiman
	Name:  Steven M. Kleiman
	Title:  Chief Operating
Officer

Address: 1001 Tahoe Blvd.
City/State/Zip: Incline Village,
NV  89451
Country: USA

Telecopy: 847 239 7101

Preferred Shares Beneficially
Owned by Such Locked-Up
Holder: 117,098
Common  Shares Beneficially
Owned by Such Locked-Up
Holder: 0



LOCKED-UP HOLDER

THIRD POINT LLC


By:	/s/ James P. Gallagher
	Name:  James P. Gallagher
	Title: Chief Administrative
Officer

Address: 390 Park Avenue, 18th
floor
City/State/Zip: New York, NY
10022
Country: USA

Telecopy: 212 318 3809

Preferred Shares Beneficially
Owned by Such Locked-Up
Holder: 216,000
Common  Shares Beneficially
Owned by Such Locked-Up
Holder: N/A


LOCKED-UP HOLDER

LKCM PRIVATE DISCIPLINE
MASTER FUND, SPC

By:	/s/ J. Bryan King
	Name: J. Bryan King
	Title:  Vice President of
LKCM Alternative
Management, LLC, general
partner of LKCM
Private Discipline Management,
L.P., general
partner of LKCM Private
Discipline Master
Fund, SPC

Address: 301 Commerce Street.
Suite 1600
City/State/Zip: Fort Worth Texas
76102
Country: USA

Telecopy: 817-332-4630

Preferred Shares Beneficially
Owned by Such Locked-Up
Holder: 100,000
Common  Shares Beneficially
Owned by Such Locked-Up
Holder:	N/A


ANNEX A

This Joinder to the Lock-Up Agreement, dated as of July 9, 2010, by and among the Locked-Up Holders signatory thereto (the "Agreement"), is executed and delivered by _________________ (the "Joining Party") as of __________, 2010. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.
1.	Agreement to be Bound.  The Joining Party hereby agrees to join and be bound by all of the terms of the Agreement. The Joining Party shall hereafter be deemed to be a "Locked-Up Holder" for all purposes under the Agreement.
2.	Representations and Warranties. The Joining Party hereby makes, as of the date hereof, the representations and warranties of the Locked-
Up Holders set forth in the Agreement in Sections 1 and 5 thereof.
3.	Governing Law.  This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.
* * * * *
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IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

JOINING PARTY

___________________________
_________


By:
	Name:
	Title:

Address:
___________________________
__
City/State/Zip:_______________
__________
Country:___________________
___________

Telecopy:___________________
__________

Preferred Shares Beneficially
Owned by Such Joining Party:
____________________


Common  Shares Beneficially
Owned by Such Joining Party:
____________________



ANNEX B

OWNERSHIP CERTIFICATE

      This Ownership Certificate, dated as of        , 2010 is being delivered
pursuant to Section 3 of the Lock-Up Agreement (the "Agreement"), dated as of July 9, 2010, by and among the Locked-Up Holders signatory thereto.
The undersigned, on behalf of itself and its affiliates, certifies, represents and warrants that, as of the date hereof, it has acquired or transferred and is the beneficial owner of Preferred Shares and Common Shares of Emmis as follows.

Preferred
Shares
Class A
Common
Stock
Class B
Common
Stock
Class C
Common
Stock
Previously
Owned




Acquired





Transferred





Current
Ownership




      The undersigned, on behalf of itself and its affiliates, further certifies, represents and warrants that, as of the date hereof, it does not beneficially own any other securities of Emmis other than as set forth herein, and that it is not a party to any swaps or other derivative transactions relating to Preferred Shares or Common Shares of Emmis, except as disclosed on
Schedule 1 hereto.
* * * * *
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



      IN WITNESS WHEREOF, the undersigned has caused this Ownership Certificate to be executed and delivered by its duly authorized officer as of the date first above written.

LOCKED-UP HOLDER

___________________________
_________


By:
	Name:
	Title:

Address:
___________________________
__
City/State/Zip:_______________
__________
Country:___________________
___________

Telecopy:___________________
__________



SCHEDULE 1
[NONE]



Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.